Exhibit 99.2
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                            AGREEMENT TO VOTE SHARES
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     This  AGREEMENT  TO  VOTE  SHARES,  dated  as of  December  1,  2003  (the
"Agreement") is by and between BB&T CORPORATION, a North Carolina corporation ("BB&T") and _________________________ as a member of the Board of Directors and shareholder (the "Shareholder") of REPUBLIC BANCSHARES, INC., a corporation chartered under the laws of the State of Florida with its principal office at St. Petersburg, Florida ("Republic");

                                R E C I T A L S:
                                - - - - - - - -

     BB&T and Republic have entered into an Agreement and Plan of Reorganization dated this date (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Republic into BB&T (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

     The Shareholder is a member of the Board of Directors of Republic and is the record or beneficial owner of __________ shares of Republic Common Stock (the Shareholder's "Existing Shares" and, together with any shares of Republic Common Stock acquired after the date hereof, whether upon the exercise of Rights or otherwise, such Shareholder's "Shares").

     As an inducement and a condition to entering into the Merger Agreement, BB&T has required that the Shareholder enter into this Agreement.

     The Shareholder and BB&T desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AGREEMENT TO VOTE. The Shareholder agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with
Section 5, at any meeting of the holders of Republic Common Stock, however called, and at any adjournment thereof, or in connection with any written consent of the holders of Republic Common Stock, the Shareholder shall vote (or cause to be voted) the Shareholder's Shares (i) in favor of adoption and approval of the Merger Agreement and


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     the  Plan  of  Merger  and  of  approval  of  each  of  the  other  actions contemplated by the Merger Agreement and (ii) except as otherwise agreed to in writing in advance by BB&T, against the following actions (other than the Merger
and  the   transactions   contemplated  by  the  Merger   Agreement):   (A)  any
extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving Republic or any Republic Subsidiary, (B) a sale, lease or transfer of a material amount of assets of Republic or any Republic Subsidiary, or a reorganization, recapitalization, dissolution or liquidation of Republic or any Republic subsidiary; (C) any change in a majority of the persons who constitute the Board of Directors of Republic; (D) any material amendment of the Articles of Incorporation or Bylaws of Republic; or (E) any other action involving Republic or any Republic Subsidiary which results in the breach by Republic of a representation, warranty or covenant in the Merger Agreement or which has the effect of impeding, interfering with, delaying, postponing, or impairing the ability of Republic to consummate the Merger or the transactions contemplated in the Merger Agreement. Notwithstanding the foregoing, nothing contained herein shall be construed to require the Shareholder, or any Person controlled by the Shareholder, to take any action or fail to take any action that the Shareholder or such Person determines in good faith, after consulting with legal counsel, would be in violation of any applicable law or legal duty. The Shareholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote the Shareholder's Shares in any manner inconsistent herewith.



          2. RETENTION OF SHARES. The Shareholder agrees that he or she will not, prior to termination of this Agreement in accordance with Section 5, convey or otherwise transfer or dispose of any of the Shareholder's Shares or Rights, or any interest therein, including the right to vote any Shares, except (1) for Shares transferred in connection with the so-called "cashless exercise" of Stock Options to the extent permitted by the applicable Plan and/or award agreement to be so used in connection with such exercise and (2) with the consent of BB&T (which consent shall not be unreasonably withheld).

     3. REPRESENTATIONS AND WARRANTIES. The Shareholder represents and warrants that he or she has the power, acting individually, to vote the Existing Shares without restriction or limitation, that no other person has any right to vote the Existing Shares by agreement, by operation of law or otherwise, and that the Existing Shares are not subject to any restriction, encumbrance or rights which would give any other person the right or power to vote all or any of the Shares, except, in each case, for Existing Shares (which in no event shall exceed 0.5% of the outstanding shares of Republic Common Stock) held by the Shareholder as



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     trustee or in a similar capacity the voting power for which may reside or be shared with a co-trustee or beneficiary or similar beneficial owner of the Existing Shares.

          4. ACKNOWLEDGMENT. The Shareholder acknowledges that BB&T has agreed to enter into the Merger Agreement partially in reliance on the obligations herein of the Shareholder, and that the Shareholder's execution of this Agreement was a material inducement to BB&T's execution of the Merger Agreement. The Shareholder further acknowledges that damages may not be an adequate remedy in the event that the Shareholder breaches this Agreement, and that such a breach will cause irreparable harm to BB&T for which there will be no adequate remedy at law. Accordingly, BB&T shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if the Shareholder shall refuse to comply with his or her obligations hereunder.

          5. TERMINATION. This Agreement shall terminate at the Effective Time of the Merger or earlier date of termination of the Merger Agreement in accordance with its terms.

          6. BINDING ON SUCCESSORS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the heirs, successors and assigns of the Shareholder and the successors and assigns of BB&T. No party hereto may assign any rights or obligations hereunder to any other person, except upon the prior written consent of each other party.

          7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws.

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     IN WITNESS  WHEREOF,  the parties  hereto,  intending  to be legally  bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

                                            BB&T CORPORATION


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            SHAREHOLDER


                                            ____________________________________
                                            Print name:_________________________






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